UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2008 (December 17, 2008)

Williams Controls, Inc.
(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 SW 72nd Avenue
Portland, Oregon 97224
(Address of principal executive offices)

(503) 684-8600
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On December 17, 2008, Williams Controls, Inc. (the “Company”) adopted the Williams Controls, Inc. 2008 Deferred Compensation Plan (the “Plan”).  The purpose of the Plan is to (i) provide deferred compensation to select management and highly compensated employees of the Company (“Eligible Executives”) and members of the Company’s board of directors, (ii) permit Eligible Executives to elect to defer a percentage of their base compensation and/or bonus compensation, and (iii) permit members of the Company’s board of directors to elect to defer a portion of their board and committee fees.  The Plan is intended to be “nonqualified” for federal tax purposes, meaning it is not intended to meet the requirements under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is intended to meet the requirements for nonqualified deferred compensation under Section 409A of the Code.  The Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as the laws of the State of Oregon to the extent they are not preempted by ERISA.

The Plan is administered by the compensation committee of the Company’s board of directors.  The Company’s board of directors designates the individuals who are Eligible Executives, and may change such designations from time to time in its sole discretion.  Each calendar year, each director may elect to defer up to 50% of its board and committee fees, and each Eligible Executive may elect to defer up to 50% of its base compensation and/or bonus compensation.  Deferral elections must be made on or before December 31 of the applicable year.  Amounts deferred will be 100% vested at all times, unless they are specifically tied to a vesting schedule at the time of contribution.  In connection with the deferral election, Plan participants must elect when to receive payment of their deferred amounts.  Participants may elect to receive payments in a lump sum or in annual installments over a period not to exceed five years.  The Company’s board of directors may prospectively amend or terminate the Plan at any time in its sole discretion.

The initial Eligible Executives are Patrick W. Cavanagh, the Company’s President and Chief Executive Officer, and Dennis E. Bunday, the Company’s Executive Vice President and Chief Financial Officer.  Mr. Cavanagh has received a fully-vested $200,000 contribution under the Plan.  Mr. Bunday has received a fully-vested $75,000 contribution under the Plan.  Neither of these contributions have been funded yet and they will not be paid out until a later date.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLIAMS CONTROLS, INC.

Date: December 22, 2008	By:	/s/ DENNIS E. BUNDAY

Dennis E. Bunday
Executive Vice President & CFO